[FIRSTAR LOGO]

                                FOR BANK USE ONLY  Reviewed by
                                                              -----------------
                                Due
                                   ------------------------
                                Customer #                   Loan #
                                          -----------------        ------------

                          STAND-ALONE REVOLVING NOTE

$3,000,000                                                      February 1, 1998
------------------                                              ----------------

        FOR VALUE RECEIVED, the undersigned borrower (the "Borrower"), promises to pay to the order of Firstar Bank Milwaukee, N.A. (the "Bank"), the principal sum of Three Million and 00/100

Dollars ($3,000,000), payable February 1, 1999.

        The Bank will make advances to the Borrower from time to time up to the aggregate amount of $3,000,000. The Borrower may, prior to the maturity date or termination as described below, borrow, repay and reborrow such amount from the Bank.

        1. INTEREST. The unpaid balance under this Note will bear interest at a rate equal to the prime rate of interest announced by the Bank and in effect from time to time, with the rate hereon changing as and when such prime rate changes minus .75%.

        2. PAYMENT SCHEDULE. Interest is payable monthly commencing on the first day of the first month after the Borrower borrows any amount under this Note, and continuing on the same day of each consecutive month thereafter.

Principal and all accrued interest is due and payable on February 1, 1999.

        3. PAID-IN-FULL PERIOD. / / If checked here, all revolving loans under this Note must be paid in full for a period of at least n/a consecutive days during each fiscal year.

        4. CLOSING FEE.  / / If checked here, the Borrower will pay the Bank a
one-time closing fee of $    n/a contemporaneously with execution of this Note.
This fee is in addition to all other fees, expenses and other amounts due hereunder.

        5. LATE PAYMENT FEE. Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 2% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

        6. CALCULATION OF INTEREST. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

        7. DEFAULT INTEREST RATE. Principal amounts remaining unpaid after the maturity thereof, whether at fixed maturity or by reason of acceleration of maturity, shall bear interest from and after maturity until paid at a rate of 2% per annum plus the rate otherwise payable hereunder.

        8. MAXIMUM RATE. In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

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
        9. FINANCIAL INFORMATION. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved;
(ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request; and (iii) without request, provide the Bank with annual financial statements prepared by an accounting firm acceptable to the Bank within 120 days of the end of each fiscal year.

        10. CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in this Note or any document securing or related to the loan evidenced by this Note (collectively the "Loan Documents"), and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "Obligations"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "Setoff"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

        11. ADVANCES AND PAYING PROCEDURE. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due or other amount due hereunder on the due date with respect thereto.

        12. Defaults. Notwithstanding any cure periods described below, the Borrower shall immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following shall constitute a default.

          (a) NONPAYMENT. The Borrower shall fail to pay (i) any interest due on this Note or any fees, charges, costs, or expense under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of this Note when due.

          (b) NONPERFORMANCE. The Borrower or any guarantor of the Borrower's Obligations to the Bank ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this paragraph 12) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

          (c) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Note or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

          (d) DEFAULT ON OTHER OBLIGATIONS. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

          (e) JUDGMENTS. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

          (f) INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) the Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature.

          (g) ADVERSE CHANGE; INSECURITY. (i) there is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; (ii) the Bank in good faith deems itself insecure.

        13. TERMINATION OF LOANS; ADDITIONAL BANK RIGHTS. Upon the occurrence of any of the events identified in paragraph 12, the Bank may at any time (notwithstanding any notice requirement or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

                                                                       and 12(h)

        14. ACCELERATION OF OBLIGATIONS. Upon the occurrence of any of the events identified in paragraph 12(a) through 12(e) and 12(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under paragraph 12(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, shall thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in paragraph 12 or 13 or this paragraph shall limit the Bank's right to Setoff as provided in this Note.

        15. COLLATERAL. This Note is secured by any and all security interests, pledges, mortgages or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank (unless prohibited by law), including, without limitation, as described in the following documents:______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

        16.  GUARANTIES.  This Note is guaranteed by InvestorsBancorp, Inc. ___
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

        17. RESTATED NOTE INFORMATION. / / If checked here, this Note is a restatement of note(s) dated n/a, executed by the Borrower payable to the order of the Bank in the original principal amount(s) of $ n/a and any renewals or restatements prior to the date hereof.

        18. ADDITIONAL BANK RIGHTS. Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.
        19. WARRANTIES. The Borrower makes the following warranties: (A) If the Borrower is a corporation or partnership, it is a validly existing corporation or partnership (as applicable), in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. (B) The execution, delivery and performance of this Note and all other Loan Documents (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate or partnership action (as applicable);
(iii) do not require the approval of any governmental agency, and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. (C) This Note and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

        20. WAIVERS; RELATIONSHIP TO OTHER DOCUMENTS. All Borrowers, endorsers, sureties and guarantors waive presentment, protest, demand, and notice of dishonor. The warranties, covenants and other obligations of the Borrower (and rights and remedies of the Bank) in this Note and all related documents are intended to be cumulative and to supplement each other.

        21. EXPENSES AND ATTORNEYS' FEES. The Borrower will reimburse the Bank and any participant in the Obligations ("Participant") for all attorneys' fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside counsel and outside counsel) incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Note or any of the other Loan Documents, including fees and costs related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral (including fees and disbursements of both inside and outside counsel).

        22. APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY. This Note and all other Loan Documents shall be governed by and interpreted in accordance with the internal laws of the state where the Bank's main office is located, except to the extent superseded by Federal law. Invalidity of any provisions of this Note shall not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S LOCAL OFFICE, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, THE COLLATERAL, ANY
OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect the Banks's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Note, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers shall be joint and several, and the reference to "Borrower" shall be deemed to refer to all Borrowers.

  23. COPIES; ENTIRE AGREEMENT; MODIFICATION. The Borrower hereby acknowledges the receipt of a copy of this Note and all other Loan Documents.

  IMPORTANT; READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.


  24. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

                                INVESTORBANK
                                ------------------------------------------------
                                Borrower Name (Organization)

                                a  Wisconsin state banking corporation
                                   ---------------------------------------------

                                By /s/ George Schonath
                                   ---------------------------------------------

                                Name and Title  George Schonath, President
                                                --------------------------------

                                By
                                  ----------------------------------------------

                                Name and Title
                                              ----------------------------------

Borrower Address:
                 ------------------------------------------------------------

Borrower Telephone No.:
                       ----------------------

                                    RIDER



        This Rider is made part of the Stand-Alone Revolving Note (the "NOTE") by the undersigned borrower (the "BORROWER") in favor of Firstar Bank Milwaukee, N.A. (the "BANK") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Note.

        1.   The following is added at the end of Section 12:

             (h) Regulatory Orders. The Borrower or any Guarantor enters into any memorandum of understanding or other agreement with any banking Regulatory Authority relating to any unsound or unsafe banking practice or conduct or any violation of law respecting the operation of Borrower or Guarantor, or Borrower or Guarantor or any of their officers, employees, or directors become the subject of a judicial or administrative determination restraining any of them from taking any actions of any kind in connection with the business of Borrower or Guarantor, assessing a civil penalty, finding that any criminal offense occurred in connection with the operations of Borrower or Guarantor, or suspending or removing any officer or director of Borrower or Guarantor.

        2.   The following is added to Section 9 of the Note:

             (iv) provide within 45 days of the end of each quarter, quarterly call reports prepared on FFIEC forms, or any successors thereto, of the Borrower prepared in accordance with the guidelines of any Regulatory Authority that regulates the Borrower; and

             (v) promptly provide, after the furnishing thereof, copies of any statement or report furnished to any other holder of obligations of Borrower pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Bank pursuant to any clause of this paragraph; and

             (vi) promptly provide a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default hereunder or under any other material agreement to which the Borrower is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; and (ii) any pending or threatened litigation or administrative proceeding; and

             (vii) promptly provide notice of any memorandum of understanding or any other agreement with any banking regulatory agencies, or cease and desist order, immediately after entered into by or issued against Borrower; and


Date as of :      February 1, 1998
            --------------------------------.


                                INVESTORSBANK,
                                a Wisconsin state banking corporation


                                By: /s/ George Schonath
                                   -----------------------------------------

                                Name and Title: George Schonath, President
                                               -----------------------------

                                By:
                                   -----------------------------------------

                                Name and Title:
                                               -----------------------------